EXHIBIT 1.1

                             AMALGAMATION AGREEMENT
                             ----------------------

THIS  AGREEMENT  made  as  of  the  26th     day  of  February    , 1992.

BETWEEN:

                          McCONNELL-PEEL   RESOURCES   LTD.,   a   Company  duly
                          ---------------------------------
                          incorporated under the laws of the Province of British Columbia, and having its Head Office situate at Suite 1610, 675 West Hastings Street, in the City of Vancouver, Province of British Columbia, V65 1N2;

                          (hereinafter  called  "McPeel")

                                                               OF THE FIRST PART

AND:

                          SHEBA COPPER MINES LIMITED a Company duly incorporated
                          --------------------------
                          under the laws of the Province of British Columbia, and having its Head Office situate at Suite 1610, 675 West Hastings Street, in the City of Vancouver, Province of British Columbia, V6B 1N2;

                          (hereinafter  called  "Sheba")

                                                              OF THE SECOND PART

WHEREAS:

A. McPeel was incorporated pursuant to the Act and is authorized to issue Two Hundred Million (200,000,000) Shares divided into One Hundred Million (100,000,000) Common Class "A" Shares without par value of which 7,203,904 shares are issued and outstanding and One Hundred Million (100,000,000) Preferred Class "B" Shares, with a par value of $5.00 each, and having attached thereto the special rights and restrictions set forth in the Articles of the Company, of which none are issued and outstanding;

B. Sheba was incorporated pursuant to the Act and is authorized to issue One Hundred and Fifty Million (150,000,000) Shares divided into One Hundred Million (100,000,000) Common Class "A" Shares without par value of which 9,420,779 shares are issued and outstanding arid Fifty Million (50,000,000) Preferred Class "B" Shares, with a par value of $5.00 each and having attached thereto the special rights and restrictions set forth in the Articles of the Company, of which none are issued and outstanding;

            NOW  THEREFORE  the  parties  hereto  agree  as  follows:

                       This is exhibit "B" referred to
                                       ---
                       In  the  affidavit  of PE HOGAN
                                              --------
                       sworn   before  me  this   25th
                                                  ----
                       day   of   June  1992
                               ---------  --

                    /s/
                    ------------------------------------
                    A Commissioner for taking Affidavits
                          for  British  Colombia

                                    ARTICLE 1

                                   DEFINITIONS

1.1          For  the  purposes  of  this  Agreement:

     (a)     "Act"  means  the  Company  Act  of  British  Columbia;

     (b) "Agreement" means this Amalgamation Agreement and includes the Schedules attached hereto;

     (c) "Amalgamated Company" means the company continuing from the Amalgamation;

     (d) "Amalgamating Companies" means McConnell.-Peel Resources Ltd. arid Sheba Copper Mines Limited;

     (e) "Amalgamation" means the amalgamation of the Amalgamating Companies as contemplated in this Agreement;

     (f) "Amalgamation Circular" means the joint management information circular of McPeel and Sheba providing material disclosure with respect to the proposed Amalgamation and dated

     (g) "Effective Date" means the date of the Amalgamation as set forth in the Certificate of Amalgamation to be issued to the Amalgamated Company pursuant to the Act;

     (h) "McPeel common shares" means the common class "A" shares of McPeel as the same are constituted on the date hereof and on the Effective Date;

     (i)     "Sheba common shares" means the common class "A" shares of Sheba as
             the   same   are   constituted  on  the  date  hereof  and  on  the
             Effective Date;

     (j) "McPeel Incentive Options" means incentive stock options granted to directors and employees of McPeel to purchase McPeel common shares which are outstanding on the Effective Date;

     (k)     "Sheba  Incentive Options" means incentive stock options granted to
             directors   and   employees  of  Sheba  to  purchase  Sheba  common
             shares which are outstanding  on  the  Effective  Date;

             Words and phrases used herein and defined in the Act shall have the same meaning herein as in the Act unless the Context otherwise requires.

                                    ARTICLE 2

                                  AMALGAMATION

2.1       Agreement
          ---------

          The Amalgamating Companies agree to amalgamate pursuant to the provisions of Section 272 of the Act as of the Effective Date and to continue as one corporation on the terms and conditions are herein described.

2.2       Effective  Date  of  the  Amalgamation
          --------------------------------------

          On the Effective Date, the Amalgamation becomes effective and the Amalgamating Companies shall be amalgamated and continued as one corporation under the terms and conditions or the Agreement.

                                    ARTICLE 3

                               AMALGAMATED COMPANY

3.1       Name
          ----

          The name of the Amalgamated Company shall be "Coast Falcon Resources Ltd."

3.2       Business
          --------

          There shall be no restrictions on the business that the Amalgamated Company may carry on.

3.3       Registered  Office
          ------------------

          The registered office of the Amalgamated Company shall be 1083 Lodge Road, North Vancouver, British Columbia, V7R 1W7.

3.4       Authorized  Capital
          -------------------

          The authorized share capital of the Amalgamated Company shall consist of Fifty Million (50,000,000) common shares without par value.

3.5       Memorandum  and  Articles
          -------------------------

          The Memorandum and Articles of the Amalgamated Company shall be as set out in Schedule I and II, respectively, and as approved in writing by the Registrar under the Act in accordance with Section 272 of the Act.

3.6       Restriction  on  Transfer
          -------------------------

          The Amalgamated Company shall be a "reporting company" as defined by the Act and there shall be no restrictions upon the right to transfer any shares of the Amalgamated Company.

3.7       Directors

     (a)  Number:     The  number  of  directors  of  the  Amalgamated  Company
          ------
          shall  be  determined  at  Four  (4):

     (b)  First  Directors:     The  first  directors  of  the  Amalgamated
          ----------------
          Company shall be the persons whose names, addresses and occupations appear below:

          Full  Name  and  Address          Occupation
          ------------------------          ----------

          Vernon  George  Meyer             Businessman
          42 - 1216 Johnston Street,
          Coquitlam,  B.C.
          V3B  4T2

          Kenneth  I.  Potter               Businessman
          286B  Hart  Street,
          Coquitlam,  B.C.
          V3K  4A9

          A.  Newell  Smith                 Business
          5336  -  4A  Avenue,              Consultant
          Tsawwassen,  B.C.
          V4M  1115

          G.  Barrie  Johnston              Banker, CIBC
          4284  Madely  Road,               (Retired)
          North  Vancouver,  B.C.
          V7N  1E9


3.8       Management
          ----------

          Upon the Effective Date, the Amalgamated Company shall be managed and operated in accordance with the Act.

3.9       First  Annual  General  Meeting
          -------------------------------

          The first Annual General Meeting of the Amalgamated Company shall be held within twelve (12) months of the Effective Date.

                                    ARTICLE 4

                       CONVERSION  OF  SECURITIES  INTO  THOSE
                           OF  THE  AMALGAMATED  COMPANY

4.1       Conversion  of  Securities
          --------------------------

          The securities in the capital of the Amalgamating Companies which are issued and outstanding immediately prior to the Effective Date shall, on and from the effective Date, be converted into securities of the Amalgamated Company as follows:

     (a) The 7.203,904 issued shares of McPeel shall be exchanged for 720,390 shares of the Amalgamated Company on the basis of One (1) share of the Amalgamated company for every Ten (10) shares of McPeel held;

     (b) The 9,420,779 issued shares of Sheba shall be exchanged for 942,078 shares of the Amalgamated Company on the basis of One (1) share of the Amalgamated Company for every Ten (10) shares of Sheba held;

     (c) All McPeel Incentive Options shall entitle the holders thereof to purchase common shares of the Amalgamated Company upon the same terms and conditions as such options were first issued;

     (d) All Sheba Incentive Options shall entitle the holders thereof to purchase common shares of the Amalgamated Company upon the same terms and conditions as such options were first issued;

     (e) All of the Incentive Options shall entitle the holders to purchase common shares of the Amalgamated Company upon the basis of One (1) Amalgamated Company share for each Ten (10) share for which the option was granted at an exercise price equal to one tenth of the exercise price specified in the respective agreements granting such Incentive Options.

          After filing of the Memorandum and Articles of the Amalgamated Company and the issue of a Certificate of Amalgamation in respect thereof, the shareholders of the Amalgamating Companies, when requested by the Amalgamated Company, shall surrender the certificates representing the shares held by them in such Amalgamating Companies and, subject to the provisions of the Act, shall be entitled in return to receive certificates for shares -of the Amalgamated Company on the basis aforesaid.

                                    ARTICLE 5

                                 COURT APPROVAL

5.1       Court  Approval
          ---------------

          Upon the shareholders of each of the Amalgamating Companies approving this Agreement by special resolution in accordance with the Act, the Amalgamating Companies shall jointly apply to the Supreme Court of British Columbia no later than June 24th, 1992, for an order approving the Amalgamation in accordance with Section 273 of the Act.


                                    ARTICLE 6

                           MUTUAL CONDITIONS PRECEDENT

6.1       Approvals
          ---------

          The respective obligations of the Amalgamating Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

     (a) this Agreement shall have been approved by special resolutions passed at special meetings of the shareholders of the Amalgamating Companies, each called and held in accordance with the provisions of the Act;

     (b) the Amalgamation shall have been approved by order of the Supreme Court of British Columbia; and

     (c)   this  Agreement,  the  Memorandum  and  Articles of  the  Amalgamated
           Company  and   other  documents  as  are  required  shall  have  been
           delivered to the Registrar  under  the  Act  for  registration;


                                    ARTICLE 7

                                     GENERAL

7.1       Assets  and  Liabilities
          ------------------------

          Each of the Amalgamating Companies shall contribute to the Amalgamated Company all of its assets, subject to its liabilities, as they exist immediately before the Amalgamation.

The Amalgamated Company shall possess all the property, rights, privileges and franchises, as they exist immediately before the Amalgamation, and shall be subject to all the liabilities, contracts, disabilities and debts of each of the Amalgamating Companies, as they exist immediately before the Amalgamation. All rights of creditors against the property, assets, rights, privilege, and franchises of the Amalgamating Companies and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of the Amalgamating Companies shall thenceforth attach to and may be enforced against the Amalgamated Company. No action or proceeding by or against any of the Amalgamating Companies shall abate or be affected by the Amalgamation, but, for all purposes of such action or proceeding, the name of the Amalgamated Company shall be substituted in such action or proceeding in the place of the name of the relevant Amalgamating Companies.

7.2       Registrar and Transfer Agent
          ----------------------------

          The Registrar and Transfer Agent for the securities of the Amalgamated Company shall be Montreal Trust Company at its principal office in Vancouver, British Columbia.

7.3       Auditors
          --------

          The Auditors of the Amalgamated Company shall be Davidson & Company, Chartered Accountants, and their remuneration may be fixed from time to time by the directors of the Amalgamated Company.

7.4       Modifications
          -------------

          Each  of  the  Amalgamating  Companies  may:

     (a) by special resolution of each of them, assent to any alteration or modification of this Agreement, and

     (b) by a resolution of their respective directors, assent to any alteration or modification of this Agreement which the Registrar under the Act or the Supreme Court of British Columbia may require and all alterations or modifications so assented to shall be binding upon the Amalgamating Companies.

7.5       Termination
          -----------

          This Agreement may be terminated by the mutual agreement of the Amalgamating Companies at any time prior to the issuance of a certificate of amalgamation by the Registrar under the Act.

7.6       Governing  Law
          --------------

          This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

7.7       Entire Agreement
          ----------------

          This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties thereto with respect to the subject matter hereof

          IN WITNESS WHERETO the parties hereto have hereunto executed this Agreement the day and year first above written.


The  Corporate  Seal  of McCONNELL-      )
PEEL RESOURCES LTD. was hereunto         )
affixed in the  presence  of:            )
                                         )
  /s/  K.L. Potter                       )
-----------------------------------      )
                                         )
                                         )
       K.L. Potter                       )
-----------------------------------      )
                                         )

The Corporate Seal  of SHEBA COPPER      )
MINES LIMITED was hereunto               )
affixed in the presence  of:             )
                                         )
  /s/  K.L. Potter                       )
-----------------------------------      )
                                         )
                                         )
       K.L. Potter                       )
-----------------------------------      )
                                         )